Exhibit 4.1

EXECUTION COPY

TENTH WAIVER TO DEBTOR-IN-POSSESSION CREDIT AND SECURITY AGREEMENT

TENTH WAIVER, dated as of February 22, 2008 (this “Waiver”), to the Debtor-in-Possession Credit and Security Agreement, dated as of November 19, 2007, as amended by the First Amendment and Waiver dated as of December 20, 2007 and as amended by the Second Amendment dated as of February 14, 2008, to the Debtor-in-Possession Credit and Security Agreement (as heretofore amended or otherwise modified, the “Credit Agreement”), by and among POPE & TALBOT, INC., a Delaware corporation, as a debtor and debtor-in-possession under the US Bankruptcy Code and as a debtor company under the CCAA (the “Parent”), POPE & TALBOT LTD., a Canadian corporation, as a debtor and debtor-in-possession under the US Bankruptcy Code, and as a debtor company under the CCAA (the “Borrower”), the Guarantors set forth on the signature pages thereto, the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), WELLS FARGO FINANCIAL CORPORATION CANADA, a Nova Scotia unlimited liability company, as administrative agent (in such capacity, together with its permitted successors and assigns, the “Administrative Agent”), ABLECO FINANCE LLC, as Collateral Agent (in such capacity, together with its permitted successors and assigns, the “Collateral Agent”), and ABLECO FINANCE LLC, as Term Loan B Agent (in such capacity, together with its permitted successors and assigns, the “Term Loan B Agent” and together with the Administrative Agent and the Collateral Agent, each an “Agent” and collectively, the “Agents”).

WHEREAS, the Borrower, the Parent, the Agents and the Lenders entered into that certain Ninth Waiver to the Credit Agreement dated as of February 19, 2008 in order to waive certain provisions of the Credit Agreement, subject to the terms and conditions set forth therein; and

WHEREAS, the Agents and the Lenders are willing to enter into this Waiver in order to waive certain provisions of the Credit Agreement, subject to the terms and conditions set forth in this Waiver.

NOW, THEREFORE, the Parent, the Borrower, the Agents and the Lenders hereby agree as follows:

1. Capitalized Terms. Any capitalized term used herein which is defined in the Credit Agreement shall have the meaning assigned to it in the Credit Agreement.

2. Limited Waivers.

(a) In accordance with Section 10.1 of the Credit Agreement and notwithstanding any of the provisions otherwise set forth in the Credit Agreement, as of the Waiver Effective Date, the Majority Facility Lenders in respect of the Term Loan and the Majority Revolving Credit Facility Lenders hereby irrevocably and permanently waive any Default or Event of Default whether now existing or hereafter arising under Section 8 (aa) of the Credit Agreement resulting from the occurrence of a Material Adverse Deviation with respect to the disbursement line items for (A) Payroll Taxes and Benefits during the week ended February 15, 2008 and on a cumulative basis for all periods ended on or prior to February 15, 2008 and (B) Chemical payments during the week ended February 15, 2008 and on a cumulative basis for all periods ended on or prior to February 15, 2008.

(b) The waiver set forth in this Section 2 shall (i) become effective after satisfaction of the conditions set forth in Section 3, (ii) shall be effective only in this specific instance and for the specific purposes set forth herein, and (iii) does not allow for any other or further departure from the terms and conditions of the Credit Agreement or any other Loan Document, which terms and conditions shall continue in full force and effect.

3. Conditions. This Waiver shall become effective as of February 22, 2008, but only upon the satisfaction in full, in a manner reasonably satisfactory to the Agents, of the following conditions precedent (the first date upon which all such conditions have been satisfied being herein called the “Waiver Effective Date”):

(a) Representations and Warranties. The representations and warranties contained in this Waiver and in Section 4 of the Credit Agreement and in each other Loan Document, certificate or other writing delivered on or on behalf of any Loan Party to any Agent or any Lender pursuant to the Credit Agreement or any other Loan Document on or prior to the Waiver Effective Date shall be true and correct on and as of the Waiver Effective Date as though made on and as of such date (except where such representations and warranties relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date).

(b) No Event of Default. No Default or Event of Default shall have occurred and be continuing on the Waiver Effective Date or would result from this Waiver becoming effective in accordance with its terms.

(c) Delivery of Documents. The Collateral Agent shall have received on or before the Waiver Effective Date the following, each in form and substance reasonably satisfactory to the Collateral Agent and, unless indicated otherwise, dated the Waiver Effective Date:

(i) counterparts of this Waiver which bear the signatures of the Parent, the Borrower, the Agents and the Majority Facility Lenders in respect of the Term Loan and the Majority Revolving Credit Facility Lenders; and

(ii) an acknowledgment and consent, in the form attached as Exhibit A to this Waiver, duly executed by each Guarantor.

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(d) Proceedings. All legal matters incident to this Waiver shall be reasonably satisfactory to the Agents and their counsel.

4. Representations and Warranties. To induce the Agents and Lenders to enter into this Waiver, each of the Parent and the Borrower hereby represents and warrants to the Agents and Lenders as follows:

(a) Organization, Good Standing, Etc. Each Loan Party (i) is duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct the business in which it is currently engaged, and to execute and deliver this Waiver, and to consummate the transactions contemplated hereby and by the Credit Agreement, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which its ownership, lease or operation of Property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

(b) Authorization, Etc. The execution, delivery and performance of this Waiver and each other Loan Document being executed in connection with this Waiver by each Loan Party that is a party thereto, and the performance of the Credit Agreement hereby (i) have been duly authorized by all necessary action, (ii) do not and will not contravene any Loan Party’s Constituent Documents or any applicable law or any material contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to its operations or any of its properties.

(c) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body is required in connection with the due execution, delivery and performance by any Loan Party of this Waiver or any other Loan Document to which it is a party being executed in connection with this Waiver, or for the performance of the Credit Agreement.

(d) Enforceability of Loan Documents. Each of this Waiver, the Credit Agreement and each other Loan Document is a legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to the enforcement of creditor’s rights and by general equitable principles.

(e) Representations and Warranties; No Event of Default. The representations and warranties herein, in Section 4 of the Credit Agreement and in each other Loan Document are true and correct on and as of the Waiver Effective Date as though made on and as of such date (except where such representations and warranties relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date), and no

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Default or Event of Default has occurred and is continuing as of the Waiver Effective Date or would result from this Waiver becoming effective in accordance with its terms.

(f) Existing Indentures. No consent with respect to the execution, delivery or performance of this Waiver is required under the Existing Indentures.

5. Continued Effectiveness of the Credit Agreement and Loan Documents. Each of the Parent and the Borrower hereby (i) acknowledges and consents to this Waiver, (ii) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, and (iii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent for the ratable benefit of the Secured Parties, or to grant to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in or Lien on, any Collateral as security for the Obligations of any Loan Party from time to time existing in respect of the Credit Agreement and the Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects. This Waiver does not and shall not affect any of the Obligations of any Loan Party, other than as expressly provided herein.

6. Waiver as Loan Document. Each of the Parent and the Borrower hereby acknowledges and agrees that this Waiver constitutes a “Loan Document” under the Credit Agreement. Accordingly, it shall be an Event of Default under the Credit Agreement if (i) any representation or warranty made by the Parent or the Borrower under or in connection with this Waiver shall have been untrue, false or misleading in any material respect when made, or (ii) the Parent or the Borrower shall fail to perform or observe any term, covenant or agreement contained in this Waiver.

7. Miscellaneous.

(a) This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Waiver by telefacsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Waiver. Any party delivering an executed counterpart of this Waiver by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Waiver, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Waiver.

(b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Waiver for any other purpose.

(c) The Borrower will pay on demand all reasonable fees, costs and expenses of the Agents in connection with the preparation, execution and delivery of this Waiver and all documents incidental hereto, including, without limitation, the reasonable fees, disbursements and other charges of counsel to the Collateral Agent and the Administrative Agent.

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(d) THIS WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(e) Any provision of this Waiver that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS WAIVER OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be executed and delivered as of the date set forth on the first page hereof.

PARENT:

POPE & TALBOT, INC., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:	/s/ R. Neil Stuart
Name: R. Neil Stuart Title: VP & CFO

BORROWER:

POPE & TALBOT LTD., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:	/s/ R. Neil Stuart
Name: R. Neil Stuart Title: VP & CFO

COLLATERAL AGENT AND TERM LOAN B AGENT:

ABLECO FINANCE LLC, on behalf of itself and its Affiliate assigns

By:	/s/ Kevin Genda
Name: Kevin Genda Title: Vice Chairman

ADMINISTRATIVE AGENT AND LENDER:

WELLS FARGO FINANCIAL CORPORATION CANADA

By:	/s/ Nick Scarfo
Name: Nick Scarfo Title: Vice President

LENDERS:

STYX PARTNERS, L.P.

By:	Styx Associates, LLC, as its General Partner

By:	/s/ Kevin Genda
Name: Kevin Genda Title: Sr. Managing Director

OHSF FINANCING, LTD.

By:	/s/ Robert Okun
Name: Robert Okun
Title: Authorized Person

OHSF II FINANCING, LTD.

By:	/s/ Robert Okun
Name: Robert Okun
Title: Authorized Person

OAK HILL CREDIT OPPORTUNITIES FINANCING, LTD.

By:	/s/ Robert Okun
Name: Robert Okun
Title: Authorized Person
OAK HILL CREDIT ALPHA FINANCE I, LLC

By:	Oak Hill Credit Alpha Fund, L.P., its Member

By:	Oak Hill Credit Alpha Gen Par, L.P., its General Partner

By:	Oak Hill Credit Alpha MGP, LLC, its General Partner

By:	/s/ Robert Okun
Name: Robert Okun
Title: Authorized Person

OAK HILL CREDIT ALPHA FINANCE I (OFFSHORE), LTD.

By:	/s/ Robert Okun
Name: Robert Okun Title: Authorized Person

LERNER ENTERPRISES, L.P.

By:	Oak Hill Advisors, L.P., as Investment Advisor for Lerner Enterprises, L.P.

By:	/s/ Robert Okun
Name: Robert Okun Title: Authorized Person

OHA CAPITAL SOLUTIONS, L.P.

By:	OHA Capital Solutions GenPar, L.P., its General Partner

By:	OHA Capital Solutions MGP, LLC, its General Partner

By:	/s/ Robert Okun
Name: Robert Okun Title: Authorized Person

OHA CAPITAL SOLUTIONS, LTD.

By:	/s/ Robert Okun
Name: Robert Okun Title: Authorized Person

REGIMENT CAPITAL SPECIAL SITUATIONS FUND III, L.P.

By:	Regiment Capital GP, LLC, its General Partner

By:	/s/ Richard Miller
Name: Richard Miller Title: Authorized Signatory

DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP

By:	Drawbridge Special Opportunities GP LLC, its general partner

By:	/s/ Marc K. Furstein
Name: Marc K. Furstein Title: Chief Operating Officer

CREDIT GENESIS CLO 2005-1 LTD.

By:
Name: Title:

DURHAM ACQUISITION CO., LLC

By:
Name: Title:

HBK MASTER FUND L.P.

By:	HBK Investments L.P. its Investment Advisor

By:
Name: Title:

BANK OF AMERICA, N.A.

By:	/s/ Jonathan M. Barnes
Name: Jonathan M. Barnes Title: Vice President

CONCORDIA PARTNERS, L.P. acting by and through Concordia Advisors, L.L.C., as a Lender

By:
Name: Title:

MONARCH MASTER FUNDING LTD

By:	Monarch Alternative Capital LP
Its: Advisor

By:	/s/ Christopher Santana
Name: Christopher Santana Title: Managing Principal

DK ACQUISITION PARTNERS, L.P.

By:	M.H. Davidson & Co., its General Partner

By:
Name: Title:

ABN AMRO BANK N.V., Canada Branch

By:	/s/ David W. Stack
Name: David W. Stack Title: Senior Vice President

By:	/s/ William J. Fitzgerald
Name: William J. Fitzgerald Title: Group Senior Vice President

EXHIBIT A

ACKNOWLEDGMENT AND CONSENT

The undersigned, as a party to one or more Loan Documents, as defined in the Debtor-in-Possession Credit and Security Agreement dated as of November 19, 2007, as amended by the First Amendment and Waiver dated as of December 20, 2007 and as amended by the Second Amendment dated as of February 14, 2008, to the Debtor-in-Possession Credit and Security Agreement (as heretofore amended or otherwise modified, the “Credit Agreement”), by and among POPE & TALBOT, INC., a Delaware corporation, as a debtor and debtor-in-possession under the US Bankruptcy Code (the “Parent”), POPE & TALBOT LTD., a Canadian corporation, as a debtor and debtor-in-possession under the US Bankruptcy Code, and as a debtor company under the CCAA (the “Borrower”), the Guarantors set forth on the signature pages thereto, the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), WELLS FARGO FINANCIAL CORPORATION CANADA, a Nova Scotia unlimited liability company, as administrative agent (in such capacity, together with its permitted successors and assigns, the “Administrative Agent”), ABLECO FINANCE LLC, as Collateral Agent (in such capacity, together with its permitted successors and assigns, the “Collateral Agent”), and ABLECO FINANCE LLC, as Term Loan B Agent (in such capacity, together with its permitted successors and assigns, the “Term Loan B Agent” and together with the Administrative Agent and the Collateral Agent, each an “Agent” and collectively, the “Agents”), hereby (i) acknowledges and consents to the Tenth Waiver dated the date hereof (the “Waiver”, all terms defined therein being used herein defined therein) to the Credit Agreement; (ii) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects; and (iii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent, for the benefit of the Secured Parties, or to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in or lien on, any collateral as security for the obligations of any Guarantor from time to time existing in respect of the Loan Documents, such pledge, assignment and/or grant of a security interest or lien is hereby ratified and confirmed in all respects as security for, in addition to the other obligations secured thereby, all obligations of such Guarantors outstanding upon the taking effect of the Waiver.

Dated: as of February 22, 2008

[signature pages follow]

POPE & TALBOT SPEARFISH LIMITED PARTNERSHIP, as a Debtor and Debtor-in-Possession under the US Bankruptcy Code

By:	POPE & TALBOT LTD.,
as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA, as its General Partner

By:	/s/ R. Neil Stuart
Name: R. Neil Stuart
Title: VP & CFO

PENN TIMBER, INC., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:	/s/ R. Neil Stuart
Name: R. Neil Stuart Title: VP & CFO

POPE & TALBOT RELOCATION SERVICES, INC., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:	/s/ R. Neil Stuart
Name: R. Neil Stuart Title: VP & CFO

P&T POWER COMPANY, as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:	/s/ R. Neil Stuart
Name: R. Neil Stuart Title: VP & CFO

POPE & TALBOT PULP SALES U.S., INC., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:	/s/ R. Neil Stuart
Name: R. Neil Stuart Title: VP & CFO

POPE & TALBOT LUMBER SALES, INC., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:	/s/ R. Neil Stuart
Name: R. Neil Stuart Title: VP & CFO

MACKENZIE PULP LAND LTD., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:	/s/ R. Neil Stuart
Name: R. Neil Stuart Title: VP & CFO

P&T LFP INVESTMENT LIMITED PARTNERSHIP, as a Debtor and Debtor-in-Possession under the US Bankruptcy Code

By:	P&T FUNDING LTD.,
as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA, as its General Partner

By:	/s/ R. Neil Stuart
Name: R. Neil Stuart Title: VP & CFO

P&T FUNDING LTD., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:	/s/ R. Neil Stuart
Name: R. Neil Stuart Title: VP & CFO

P&T FINANCE ONE LIMITED PARTNERSHIP, as a Debtor and Debtor-in-Possession under the US Bankruptcy Code

By:	PENN TIMBER, INC.,
as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA, as its General Partner

By:	/s/ R. Neil Stuart
Name: R. Neil Stuart Title: VP & CFO

P&T FINANCE TWO LIMITED PARTNERSHIP, as a Debtor and Debtor-in-Possession under the US Bankruptcy Code

By:	PENN TIMBER, INC.,
as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA, as its General Partner

By:	/s/ R. Neil Stuart
Name: R. Neil Stuart Title: VP & CFO

P&T FACTORING LIMITED PARTNERSHIP as a Debtor and Debtor-in-Possession under the US Bankruptcy Code

By:	POPE & TALBOT PULP SALES U.S., INC.,
as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA, as its Managing General Partner

By:	/s/ R. Neil Stuart
Name: R. Neil Stuart Title: VP & CFO

P&T FINANCE THREE LLC, as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:	POPE & TALBOT LTD.,
as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA, as its Manager

By:	/s/ R. Neil Stuart
Name: R. Neil Stuart
Title: VP & CFO